                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use by the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.
    240.14a-12


                                INTERIORS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
        .......................................................................

    2)  Aggregate number of securities to which transaction applies:
        .......................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        .......................................................................

    4)  Proposed maximum aggregate value of transaction:
        .......................................................................

    5)  Total fee paid:
        .......................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)       Amount previously paid:
             ..................................................................

    2)       Form, Schedule or Registration Statement No.:
             ..................................................................

    3)       Filing Party:
             ..................................................................

    4)       Date Filed:
             ..................................................................

                                INTERIORS, INC.

                          ---------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 1, 1998

                          ---------------------------




To Our Stockholders:

                  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Interiors, Inc. (the "Company"), which will be held at the Company's executive offices, located at 320 Washington Street, Mt. Vernon, New York, 10553, on Tuesday, December 1, 1998 at 10:00 a.m. (Eastern Standard Time) for the following purposes:

                  (a) To elect a Board of three Directors for the ensuing year;

                  (b) To consider and vote upon a proposal to approve an amendment to the Company's 1994 Stock Option and Appreciation Rights Plan (the "1994 Plan") to increase the number of shares of the Company's Class A Common Stock, $.001 par value ("Class A Common"), reserved for issuance under the 1994 Plan by 2,250,000 shares of Class A Common;

                  (c) To consider and vote upon a proposal to approve an amendment to the Company's 1994 Director Stock Option and Appreciation Rights Plan (the "Directors Plan") to increase the number of shares of Class A Common reserved for issuance under the Directors Plan by 750,000 shares of Class A Common;

                  (d) To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending June 30, 1999; and

                  (e) To consider and act upon such other matters as may properly come before the meeting.

                  The close of business on October 9, 1998 has been fixed as the record date for stockholders to receive notice of and to vote at the meeting or any adjournment or postponement thereof. Holders of one-third of the outstanding shares of the Company's Class A Common and Class B Common Stock, $.001 par value per share, must be present either in person or by proxy in order for the meeting to be held. The proxy is revocable at any time in the manner set forth on page 1 of the Proxy Statement and will not affect your right to vote in person in the event you attend the meeting.


                                            By Order of the Board of Directors,


                                            Joan York,
                                            Secretary



October 28, 1998





        WHETHER YOU ATTEND THE MEETING OR NOT, YOU ARE REQUESTED TO SIGN
         AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED
                     ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                                INTERIORS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 1, 1998

                      ------------------------------------
                                PROXY STATEMENT
                      ------------------------------------



                  This Proxy Statement is furnished by Interiors, Inc. ("Interiors" or the "Company"), 320 Washington Street, Mt. Vernon, New York, 10553, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, December 1, 1998 at 10:00 a.m. (Eastern Standard Time), or any adjournments or postponements thereof (the "Meeting"). The Board has fixed the close of business on October 9, 1998 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Meeting. As of that date, 27,404,433 shares of the Company's Class A Common Stock, $.001 par value per share (the "Class A Common"), were issued and outstanding, and 2,355,000 shares of the Company's Class B Common Stock, $.001 par value per share ("Class B Common"), were issued and outstanding.

                  Any person giving a proxy has the right to revoke it before it is exercised. It may be revoked either by filing an instrument of revocation with the Secretary of the Company or by delivering at the Meeting a duly executed proxy bearing a later date. It also may be revoked by attending the Meeting and voting in person.

                  All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, each of whom will receive no additional compensation for his or her services, may solicit proxies by mail, telephone, telegraph or personal call. The Company has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers, and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses.

                  The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to the Company's stockholders is on or about October 28, 1998. A copy of the Company's Annual Report for the fiscal year ended June 30, 1998 accompanies this Proxy Statement.

VOTING RIGHTS

                  Each share of Class A Common issued and outstanding on the Record Date is entitled to one vote, and each share of Class B Common issued and outstanding on the Record Date is entitled to five votes. Neither the holders of Class A Common, nor the holders of Class B Common, have the right to cumulate votes. An affirmative vote of a plurality of the shares of Class A Common and Class B Common, voting as a single class, present in person or represented by proxy at the Meeting and entitled to vote thereon, is required for the election of directors. An affirmative vote of a majority of the shares of Class A Common and Class B Common, voting as a single class, present in person or represented by proxy at the Meeting and entitled to vote thereon, is required for approval of each of Proposal Numbers 2, 3 and 4 being submitted to the stockholders for consideration. Proxies will be received and tabulated by the Company's transfer agent. Votes cast in person at the Meeting will be tabulated by an election inspector appointed by the Company. Abstentions and "broker non-votes" are each included in the determination of the number of shares of Class A Common and Class B Common present and voting, with each tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas "broker non-votes" are not counted for purposes of determining whether a proposal has been approved. Any unmarked proxies, including those submitted by brokers or nominees, will be voted for the directors nominated and for all proposals submitted herewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                       The following table sets forth as of October 20, 1998, certain information as of the date thereof with respect to: (i) all persons known by the Company to be the beneficial owner of more than 5% of the shares of Class A Common or the Class B Common, (ii) all directors and nominees for director, (iii) each executive officer named below and
(iv) all directors and executive officers as a group. The business address of each of the Company's directors and the named executive officer is the Company's address unless otherwise stated in the table below.



Name and Address of
Beneficial Owner                    Title of Class                Number of Shares        Percent of Class (1) (2)
----------------                    --------------                ----------------      --------------------------
Michael Levine, Esq.                Class A Common                   13,750,000(3)              47.99%
as escrow agent                     Class B Common                    1,250,000(4)              53.08%
330 William Street
New York, NY 10838
                                    Class A Common                             (5)                   %
Laurie Munn                                                           2,624,350                  8.82%
14 Hopke Avenue                     Class B Common                    2,355,000(5)                100%
Hasting, NY 30706

Roger Lourie                        Class A Common                       60,000(6)                 *
                                    Class B Common                             -0-                  0%

Richard Josephberg                  Class A Common                    40,000(7)(8)                 *
                                    Class B Common                             -0-                  0%

Max Munn                            Class A Common                          -0-(9)                  0%
                                    Class B Common                          -0-(9)                  0%

All Executive Officers and          Class A Common                     100,000(11)                 *
Directors as a Group                Class B Common                             -0-                  0%
(3 persons) (10)


----------------------
* Less than 1%.


(1) Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the holders.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities (including, without limitation, shares of Class B Common) exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to joint ownership with spouses and community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Represents 12,500,000 shares of Class A Common and 1,250,000 shares of Class B Common (convertible into 1,250,000 shares of Class A Common) (collectively, the "Escrow Shares") issued to Mr. Levine as escrow agent pursuant to the settlement reached by the Company and Ann Stevens with respect to a prior employment agreement. Ann Stevens, a former executive of the Company is the beneficial owner of the escrow shares. The escrow agent and Ms. Stevens may vote the escrow shares only in the event of the Company's default of its obligations pursuant to the settlement agreement between the Company and Ms. Stevens. As of the date hereof, the Company is not in default of its obligations under such settlement agreement, and, therefore, neither the escrow agent nor Ms. Stevens has the power to vote or dispose of the Escrow Shares.

(4)      Represents the 1,250,000 Class B Common Escrow Shares.

(5) Represents 2,355,000 shares of Class B Common (convertible into 2,355,000 shares of Class A Common). The foregoing shares of Class B Common are comprised of the 1,250,000 Class B Common Escrow
         Shares which are issuable to Ms. Munn upon exercise of an option to purchase the Class B Common Escrow Shares granted to Ms. Munn in January 1998 and 1,105,000 shares of Class B Common provided by
         Ms Munn.

(6) Represents (i) 20,000 shares of Class A Common held by Roger Lourie and (ii) 40,000 shares of Class A Common issuable upon the exercise of options granted pursuant to existing stock option plans.

(7) Represents 40,000 shares of Class A Common issuable upon the exercise of options granted pursuant to existing stock option plans.

(8) Does not include 8,200 shares of Class A Common held by Mr. Josephberg's wife. Mr. Josephberg disclaims ownership of such shares.

(9) Does not include any of the shares held by, or issuable upon exercise of options held by, Laurie Munn, Mr. Munn's wife (see discussions in footnote 5). Mr. Munn disclaims beneficial ownership of such shares.

(10) Represents the following shares of Class A Common for the directors of the Company: (i) 40,000 shares issuable to Roger Lourie upon exercise of options granted pursuant to existing stock option plans, (ii) 20,000 shares held by Mr. Lourie, and (iii) 40,000 shares issuable to Richard Josephberg upon exercise of options granted pursuant to existing stock option plans.

(11) Includes 80,000 shares of Class A Common issuable upon the exercise of options granted pursuant to existing stock option plans.

                  There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse the Company or any of its subsidiaries.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("Section 16 Participants"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During the most recent fiscal year, none of the Section 16 Participants complied with the applicable Section 16(a) filing requirements. The Company believes that all of the Section 16 Participants intend to comply with all applicable Section 16(a) filing requirements.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

                  At the Meeting, it is intended that the persons named in the proxy will vote for the election of the three nominees listed below, each director to serve until the next annual meeting or until his or her successor is elected and qualified. All of the nominees are now members of the Board. THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW. The persons named in the accompanying proxy intend to vote for the election of the nominees listed below unless authority to vote for one or more of such nominees is specifically withheld in the proxy. If any nominee, for any reason currently unknown, cannot be a candidate for election, proxies will be voted for the election of a substitute recommended by the Board.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR

                  The following information is furnished concerning the Company's nominees for director. All directors hold office until their resignation, retirement, removal, disqualification, death or until their successors have been elected and qualified. Vacancies in the existing Board are filled by majority vote of the remaining directors.


           NAME                  AGE     POSITION(S) HELD WITH THE COMPANY
---------------------------   ---------  -------------------------------------------------------------
Max Munn                         54      President, Chief Executive Officer and Director

Roger Lourie*                    53      Director

Richard Josephberg*              51      Director

   *     Member of Audit Committee of the Board.

                  Max Munn has served as a director of Interiors since March 1994 and President and intermittently as Chief Financial Officer of Interiors since September 1995. Since June 1996, Mr. Munn has served as Chairman of the Board of Decor Group, Inc. Mr. Munn previously held the positions of Executive Vice n President, Operations and Secretary of Interiors from 1993 through September 1995. From November 1990 to May n 1993, Mr. Munn served as a consultant to various companies in the home accessories industry, including Interiors. n From 1980 to February to 1990, Mr. Munn served as President and Chief Executive Officer of Collectors' Guild n International, Inc., a manufacturer and marketer of decorative accessories. Mr. Munn received a Bachelor of n Architecture degree from the Massachusetts Institute of Technology and attended graduate school at Columbia University.

                  Roger Lourie has served as a director of Interiors since May 1995. Since 1980, Mr. Lourie has been a General Partner of Tremont Associates, a private equity investment fund, and since 1980 has served as President of Misty Ridge Associates, another private equity investment fund. Mr. Lourie is also Chairman of the Board of two Connecticut-based manufacturing concerns. Mr. Lourie received a B.S. degree in engineering from Rensselaer Polytechnic Institute of Technology and M.B.A. and M.I.A. degrees from Columbia University in New York.

                  Richard Josephberg has served as a director of Interiors since October 1995. Since 1986, Mr. Josephberg has served as the Chairman of Josephberg Grosz & Co., Inc., a New York-based investment banking firm specializing in providing private institutional capital to emerging growth companies. From 1969 through 1975, Mr. Josephberg served with Goldman Sachs & Co. Additionally, from 1985 through 1990, Mr. Josephberg served as a member of the New York Stock Exchange. Mr. Josephberg received a B.B.A. degree from the University of Cincinnati, and attended the M.B.A. program at Bernard Baruch Graduate School of Business in New York.

COMMITTEES AND COMPENSATION OF THE BOARD

                  The Company has standing an Audit Committee. During the Company's last fiscal year, the Board held eight meetings, and each director attended at least 75% of all Board meetings and meetings of Committees on which he served.

                  Audit Committee

                  The Audit Committee, consisting of Messrs. Lourie and Josephberg, met one time during the last fiscal year. The Audit
Committee makes recommendations concerning the engagement of the Company's the independent auditors, consults with the independent auditors concerning the audit plan and reviews the comments and the recommendations resulting from the auditors' report and management letter.

                  Director's Compensation

                  Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for any expenses actually incurred in connection with attending meetings of the Board. In addition, the Company's 1994 Director Stock Option and Appreciation Rights Plan provides for an annual grant of options to each director to purchase 10,000 shares of the Company's Class A Common at fair market value at date of grant. Options are granted to directors as of the second Monday in May of each year. A more detailed description of the Company's 1994 Director Stock Option and Appreciation Rights Plan is contained herein. See "Approval of Amendment to the Company's 1994 Director Stock Option and Appreciation Rights Plan."

EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

                  The following table sets forth the executive officers of the Company and their respective ages and positions. Executive officers of the Company serve at the will of the Board of the Company.


           NAME                  AGE     POSITION(S) HELD WITH THE COMPANY
---------------------------   ---------  -------------------------------------------------------------------
Max Munn                         54      President, Chief Executive Officer and Director

Dennis D. D'Amore                49      Executive Vice President and President of Decorative Accessories
                                         Division

Joan York                        53      Secretary

Richard P. Belensk              43       Executive Vice President, Finance and Administration,
                                         and Chief Financial Officer

Todd R. Langner                  43      Executive Vice President of Sales and Marketing

James P. McCorry                 53      President of Habitat Solutions, Inc., a division of the Company


                  Max Munn. See summary of biographical information above.

                  Dennis D. D'Amore has served as Executive Vice President of Interiors and President of Interiors' Decorative Accessories Division since June 1998. Since March 1997, Mr. D'Amore has served as President and Chief Financial Officer of Decor Group, Inc. From 1991 through 1996, Mr. D'Amore served as a consultant to various private and public companies. From 1989 to 1991, Mr. D'Amore served as Vice President of Sales and Marketing for Lasco Bathware, a division of Tomkins Industries. From 1988 to 1989, Mr. D'Amore served as President of Colford- D'Amore, a management consulting firm. From 1981 to 1988, Mr. D'Amore has served as Executive Vice President and General Manager of Water Jet Corporation. Mr. D'Amore holds a Bachelor of Engineering-Mechanical Degree from New York University and subsequently received a Masters of Business Administration in finance from Fairleigh Dickinson University.

                  Joan York has served as Secretary of Interiors since 1984. From 1990 to 1994 Ms. York served in various administrative capacities at Premier New York.

                  Richard P. Belenski was appointed Executive Vice President, Finance and Administraiton, and Chief Financial Officer of Interiors effective October 19, 1998. Mr. Belinski has over 20 years experience in the management of retail, direct marketing and manufacturing companies. Prior to joining interiors Mr. Belinski served as Vice President of Finance and Chief Financial Officer for operating divisions of the J. Crew Group, Inc., an international catalog and retail company with total revenues of $900 million. Mr. Belinski has also served as Director of Budgeting and Financial Analysis at Lincoln for the Performing Arts, Inc. and has held management positions with J.C. Penney Company, Inc.

                  Todd R. Langner was appointed Executive Vice President of Sales and Marketing of Interiors in August 1998. From 1990 to 1998, Mr. Langner served as President of Troy Lighting, Inc. and Chief Operating Officer since March 1994. From 1988 to 1990 Mr. Langner served as Vice President Sales and Marketing for Hinkley Lighting er and President of its subsidiary, LuminArt. From 1982 to 1988 Mr. Langner served as Vice President Sales, Marketing and Product Development for Forecast Lighting. From 1979 to 1982 Mr. Langner served as Marketing Manager of Illuminating Experiences. Mr. Langner holds a Bachelor of Science Degree in Journalism and Public Relations from the University of Florida.

                  James J. McCorry was appointed President of Habitat Solutions, Inc., a recently formed division of Interiors, in July 1998. Since 1996, Mr. McCorry has served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Plaid Clothing Group, Inc. From 1994 through 1995, Mr. McCorry served as the Senior Vice President, Chief Financial and Chief Operating Officer of Warnaco Group, Inc., Warners/Intimates Group. In addition, Mr. McCorry served as the Chief Financial Officer and Vice President of Operations and Administration of Sara Lee Corp., Aris Isotoner Division.

EXECUTIVE COMPENSATION

                           Summary Compensation Table

                  The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's executive officers. Mr. Munn was the only executive officer of the Company who had a base salary in excess of $100,000 in the fiscal year ended June 30, 1998. Mr. Munn has voluntarily canceled all options granted to him through the date hereof. See "Employment Arrangements" for a description of certain options which have been previously granted to Mr. Munn.


                             Annual Compensation(1)
                              ---------------------------------------
Name and                       Fiscal Year                  Salary
Principal Position                                           ($)
---------------------------------------------------------------------
Max Munn                           1998                    150,000
  President, Chief                 1997                    109,610
  Executive Officer                1996                    144,230

----------------------

(1) Does not include certain automobile expenses and other perquisites which in the aggregate do not exceed the lesser of $50,000 or 10% of the named executive officer's compensation. See "Employment Arrangements" for a description of the Company's employment agreement with Mr. Munn.

EMPLOYMENT ARRANGEMENTS

                  Effective January 1, 1998, the Company entered into a five-year employment agreement (the "Agreement") with Mr. Munn. The Agreement provides for an annual base salary of $165,000 commencing January 1, 1998 with annual increases of 10%. In addition, the Agreement grants Mr. Munn an option to purchase for a period of seven years from the date of the Agreement term:
(i) 250,000 shares, at 50 cents per share, of either, at Mr. Munn's direction, Class A Common or Class B Common, (ii) an additional 150,000 shares for each of the second through fifth years of the Agreement (a total of 600,000 shares) at 55 cents per share for the second year, 61 cents per share for the third years, 68 cents per share for the fourth year and 75 cents per share for the fifth year, and (iii) 150,000 shares of the Company's Series A 10% Cumulative Convertible Preferred Stock at $2.50 a share. The Agreement also provides Mr. Munn with life insurance and the use of an automobile. Presently, Mr. Munn draws an annual salary of $165,000.

STOCK OPTION PLANS

                  1994 Stock Option and Appreciation Rights Plan. For a detailed description of the Company's 1994 Stock Option and Appreciation Rights Plan, see "Approval of Amendment to the Company's 1994 Stock Option and Appreciation Rights Plan."

                  1994 Director Stock Option and Appreciation Rights Plan. For a detailed description of the Company's 1994 Director Stock Option and Appreciation Rights Plan, see "Approval of Amendment to the Company's 1994 Director Stock Option and Appreciation Rights Plan."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  From time to time, the Company has entered into transactions with parties related to the Company. The Company believes that all transactions with related parties were entered into on terms no more or less favorable to the Company than could have been obtained from unrelated third parties.

                  In July 1996, the Company issued an aggregate of 50,000 shares of Class A Common in a private placement to Ann Stevens, a former executive of the Company and sister of the Company's President and Chief Executive Officer, pursuant to the Company's June 30, 1996 settlement with Ms. Stevens (the "Stevens Settlement"). Pursuant to the Stevens Settlement the Company placed into escrow 1,250,000 shares of Class B Common (the "Escrow Shares") with Michael Levine, Esq., attorney of Ms. Stevens, as escrow agent. Pursuant to the terms of the Stevens Settlement, in November 1997, February 1998 and September 1998, the Company added an aggregate of 12,500,000 shares of Class A Common to the Escrow Shares. The Escrow Shares are being held as security for certain obligations of the Company under the Stevens Settlement. Upon satisfaction of such obligations, the Escrow Shares will be returned to the Company (subject to an option to purchase the Escrow Shares granted to Laurie Munn, as described below).

                  In September 1996, the Company issued 10,000 shares of Class A Common to an outside director of the Company, and 10,000 shares of Class A Common to various individuals named by another outside director of the Company, in consideration of services performed by such outside directors on behalf of the Company.

                  On January 9, 1998, the Company granted an option to purchase the Class B Common Escrow Shares to Laurie Munn, wife of the Company's President and Chief Executive Officer, in consideration for the guarantee by Ms. Munn of certain obligations of the Company to certain creditors of the Company. The option to purchase the Escrow Shares expires the later of January 9, 2001, or 24 months following the termination of the Escrow Voting Share Agreement, pursuant to which such Escrow Shares are held in escrow. In the event that Ms. Munn exercises the option, Ms. Munn must pay $500 in cash, and execute and deliver a secured promissory note for $500,000 with interest on the unpaid principal balance at the rate of 6.5% per annum, with interest and unpaid principal amount to be paid in five equal annual installments commencing on the first anniversary of the exercise of the option.

                  On March 5, 1998, the Company issued an aggregate of 730,000 shares of Class B Common in a private placement to Laurie Munn for an aggregate purchase price of $511,000 and in consideration for the guarantee by Ms. Munn of certain obligations of the Company to United Credit Corporation and other creditors of the Company.


                  In July 1998, the Company issued an aggregate of 125,000 shares of Class B Common in a private placement to Laurie Munn in consideration for the guarantee by Ms. Munn of certain obligations of the Company related to the acquisition of Troy Lighting, Inc. and the acquisition of Windsor Art, Inc.

                  On July 31,1998, the Company issued 44,431 shares of Class A Common to James J. McCorry in consideration of Mr. McCorry joining the Company as President of the Habitat Solutions division of the Company and for the performance of certain services on behalf of the Company. The exercise price of the options is equal to the closing price of the Class A Common on July 31, 1998.

                  During the year ended June 30, 1998, the Company advanced Max Munn amounts aggregating $77,000. These amounts were repaid subsequent to year end.

                  The Company will not permit loans or other transactions among the Company and the officers, directors, principal shareholders, or affiliates of any of them for other than bona fide business purposes or on terms no less favorable than could be obtained from third parties, unless approved by a majority of the disinterested directors and the independent directors, if any, of the Company.

                  See "Employment Arrangements" above for a description of the present employment agreement with Max Munn, President and Chief Executive Officer of the Company. Mr. Munn may be deemed to be a "parent" or "promoter" of the Company, as that term is defined in the Securities Act.


                          APPROVAL OF AMENDMENT TO THE

            COMPANY'S 1994 STOCK OPTION AND APPRECIATION RIGHTS PLAN

                                (PROPOSAL NO. 2)

                 The Company's 1994 Stock Option and Appreciation Rights Plan (the "1994 Plan") was adopted by the Board on June 20, 1994 and subsequently approved by the stockholders. The 1994 Plan initially reserved an aggregate of 250,000 shares of Class A Common for issuance upon the exercise of options under the 1994 Plan. As of October 20, 1998, the Company had only 42,500 shares of Class A Common available for grant to new and existing employees.

                  The stockholders are being asked to approve an amendment to the 1994 Plan at the Meeting to increase the shares of Class A Common reserved for issuance under the 1994 Plan by 2,250,000 shares of Class A Common, bringing the total shares of Class A Common reserved for issuance under the 1994 Plan to 2,500,000. Approval of the amendment to the 1994 Plan requires the affirmative vote of a majority of the shares of Class A Common and Class B Common, voting together as a single class. THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1994 PLAN. Proxies solicited by the Board will be voted for this proposal unless a vote against the proposal or abstention is specifically indicated.

                  The following description of the 1994 Plan is qualified in its entirety by reference to the full text of the 1994 Plan.

                  The purpose of the 1994 Plan is to induce persons who are officers, employees and consultants (none of whom is also a director) of the Company or any of its subsidiaries who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company's progress, and to encourage such persons to continue to promote the best interests of the Company. Accordingly, the 1994 Plan provides for options which qualify as incentive stock options under

Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to be issued to employees of the Company, as well as non-qualified stock options to be issued to both employees and non-employees of the Company. The 1994 Plan also provides for grants of stock appreciation rights in connection with the grant of options under the 1994 Plan.

                  The 1994 Plan provides that it be administered (the "1994 Plan Administrator") by (i) the Board, if each member of the Board is a "disinterested person" for the purposes of the 1994 Plan within the meaning of such term under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) in the discretion of the Board, by a committee of not less than two members of the Board, each of whom is a disinterested person." A "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act is a person who has not been granted or awarded equity securities (within the meaning of the Exchange Act) under the 1994 Plan or any other plan of the Company or any affiliate thereof at any time within one year prior to such person's service as a member of the 1994 Plan Administrator or during such service, except as otherwise permitted by Rule 16b- 3(c) promulgated under the Exchange Act.

                  The 1994 Plan Administrator has complete discretion to select the eligible individuals who are to receive grants of either "incentive stock options" or "non-qualified stock options." Only officers, employees and consultants of the Company or any of its subsidiaries may be granted non-qualified stock options granted under the 1994 Plan. Only employees (including officers who are also employees) of the Company or any of its subsidiaries may be granted incentive stock options under the 1994 Plan and under the Federal tax laws. The exercise price of incentive stock options granted under the 1994 Plan may not be less than 100% of the fair market value of the Class A Common on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal 110% or more of the fair market value of the Class A Common on the grant date. Under the terms of the 1994 Plan, the aggregate fair market value (as of the respective date or dates of grant) of the shares of Class A Common for which option grants may for the first time become exercisable as incentive stock options under any and all stock option plans of the Company and under the Federal tax laws in a single calendar year may not exceed $100,000 per optionee.

                  The term of any option granted under the 1994 Plan shall be determined by the 1994 Plan Administrator in its sole discretion; provided, however, that the maximum term of any incentive stock option granted to an employee holding stock possessing 10% or less of the voting rights of the Company's outstanding capital stock or any non-qualified stock option shall be ten years after the date the option is granted, and the maximum term of any incentive stock option granted to an employee holding stock possessing more than 10% of the voting rights of the Company's outstanding capital stock shall be five years after the date the option is granted.

                  Options granted under the 1994 Plan may be immediately exercisable for the full number of shares purchasable thereunder or may become exercisable in cumulative increments over a period of months or years as determined by the 1994 Plan Administrator. The exercise price may be paid in cash or by certified bank check or, if permitted by the 1994 Plan
Administrator, with shares of the Company's Class A Common having a fair market value on the exercise date equal to the aggregate exercise price.

                  Options are evidenced by stock option agreements between the Company and the respective optionees. These agreements must conform to the 1994 Plan. The 1994 Plan Administrator may include such terms, consistent with the 1994 Plan, as it determines in its discretion.

                  In the event of certain sales, mergers, consolidations, recapitalizations, reclassifications, stock splits, combinations of shares or dividend payments in capital stock, pursuant to which the outstanding shares of Class A Common of the Company is increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, the 1994 Plan Administrator will make appropriate adjustments to (i) the number and kind of shares of Class A Common for the purchase of which options may be granted under the 1994 Plan and (ii) the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable.

                  All rights to exercise options terminate no later than 90 days after the optionee ceases his or her service or employment with the Company, as the case may be, for any reason other than cause, death or disability. In the case of termination of such service or employment by reason of cause, all option rights of the optionee, both accrued and future, under any outstanding option shall terminate immediately. In the case of termination of such service or employment by reason of disability, the optionee may exercise his or her options at any time prior to the expiration of such option or within one year following the date the optionee ceases such service or employment, whichever period of time is shorter, but only to the extent such option could have been exercised at the date of such termination. In the case of termination of such service or employment by reason of death, the optionee (or transferee) may exercise his or her option at any time prior to the expiration of such option or within three years following the date of death, whichever period is shorter, but only to the extend such option could have been exercised at the date of death.

                  Unless terminated earlier by the Board, the 1994 Plan terminates on June 20, 2004, and no options may be granted thereunder after such date. Options outstanding on the date of termination of the 1994 Plan expire in accordance with their terms.

                  The Board may, from time to time, insofar as is permitted by law, suspend or discontinue the 1994 Plan with respect to any shares of Class A Common not subject to options at that time, or revise or amend the 1994 Plan in any respect whatsoever, except that, without the approval of the stockholders of the Company, no such revision or amendment may (i) increase the number of shares of Class A Common subject to the 1994 Plan, (ii) change the authority of the 1994 Plan Administrator to administer the 1994 Plan, (iii) extend the maximum term of the options granted under the 1994 Plan, (iv) decrease the minimum exercise price of incentive stock options, (v) change the exercise price of outstanding options under the 1994 Plan, or (vi) modify the class of individuals eligible to participate in the 1994 Plan.

                  The 1994 Plan Administrator may, insofar as is permitted by law and subject to the 1994 Plan, modify an option or, once an option is exercisable, may accelerate the date or dates at which it may be exercised, may extend or renew outstanding options and may accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). However, without the consent of the optionee, the 1994 Plan Administrator cannot modify an option to alter or impair any rights or obligations under any option theretofore granted.

                  The Code provides favorable tax treatment for incentive stock options. Incentive stock options are subject to certain requirements which are set forth in the 1994 Plan. Generally, upon the grant of an incentive stock option and upon the exercise of the incentive stock option during employment or within three months after termination of employment, the optionee will not realize any income. However, any appreciation in the value of the shares from the date of grant will generally be an item of adjustment at the time of exercise in determining the optionee's potential liability for alternative minimum tax. The alternative minimum tax may produce a higher tax than the regular income tax applicable to the optionee.

                  The sale or disposition of Class A Common purchased upon exercise of an incentive stock option is generally a taxable event. The optionee will realize a gain or loss in an amount equal to the difference between his or her basis (normally the exercise price) in the Class A Common and the proceeds from the sale or disposition. If Class A Common acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the incentive stock option and is held for at least one year after exercise of the incentive stock option (the "Holding Period"), any gain or loss resulting from the sale or disposition of the Class A Common will be treated as long-term capital gain or loss. If Class A Common acquired upon exercise of an incentive stock option is disposed of prior to the expiration of the Holding Period (a "Disqualifying Disposition"), the excess of the fair market value of the Class A Common on the date of exercise over the exercise price will be treated as ordinary income. However, any additional gain will be taxed as capital gain. If an optionee disposes of the Class A Common more than one year after the date of exercise, such capital gain or loss will be treated as long-term capital gain or loss.

                  The Company normally is not entitled to a deduction with respect to incentive stock options. However, in the event of a Disqualifying Disposition, the Company will be entitled to deduct the ordinary income realized by the optionee. Optionees must notify the Company of any Disqualifying Dispositions.

                  No taxable income will be realized by an optionee upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee must include in his or her income the excess of the fair market value of the Class A Common on the date of exercise over the exercise price. The Company may deduct this amount. An optionee's new basis in the Class A Common acquired upon exercise of a non-qualified stock option will generally be the fair market value of the shares of Class A Common on the date of exercise. Upon a subsequent disposition of such shares of Class A Common, the optionee will ordinarily realize a capital gain or loss to the extent of any intervening appreciation or depreciation. If an optionee disposes of the Class A Common more than one year after the date of exercise, such capital gain or loss will be treated as long-term capital gain or loss.

                  Optionees who are officers, directors or 10% stockholders of the Company, and thus subject to Section 16(b) of the Exchange Act, should be aware of significant tax consequences under Section 83 of the Code.

                  The summary contained herein of the effect of Federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the 1994 Plan does not purport to be complete, and does not discuss the income tax laws of any state, foreign country or municipality in which an optionee may reside.


                          APPROVAL OF AMENDMENT TO THE

       COMPANY'S 1994 DIRECTOR STOCK OPTION AND APPRECIATION RIGHTS PLAN

                                (PROPOSAL NO. 3)

                  The Company's 1994 Director Stock Option and Appreciation Rights Plan (the "Director Plan") was adopted by the Board on June 20, 1994 and subsequently approved by the stockholders. The Director Plan initially reserved an aggregate of 250,000 shares of Class A Common for issuance upon the exercise of options under the Director Plan. As of October 20, 1998, the Company had only 170,000 shares of Class A Common available for grant to new and existing directors of the Company or any of its subsidiaries.

                  The stockholders are being asked to approve an amendment to the Director Plan at the Meeting to increase the shares of Class A Common reserved for issuance under the Director Plan by 750,000 shares of Class A Common, bringing the total shares of Class A Common reserved for issuance under the Director Plan to 1,000,000. Approval of the amendment to the Director Plan requires the affirmative vote of a majority of the shares of Class A Common and Class B Common, voting together as a single class. THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE DIRECTOR PLAN. Proxies solicited by the Board will be voted for this proposal unless a vote against the proposal or abstention is specifically indicated.

                  The following description of the Director Plan is qualified in its entirety by reference to the full text of the Director Plan.

                  The purpose of the Director Plan is to induce persons who are directors of the Company or any of its subsidiaries who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company's progress, and to encourage such persons to continue to promote the best interests of the Company. Accordingly, the Director Plan provides for options which qualify as incentive stock options under Section 422 of the Code to be issued to employees of the Company, as well as non-qualified stock options to be issued to both employees and non-employees of the Company. The Director Plan also provides for grants of stock appreciation rights in connection with the grant of options under the Director Plan.

                  The Director Plan provides for both non-discretionary grants ("Non-Discretionary Grants") and discretionary grants ("Discretionary Grants") of options. Directors of the Company shall be granted non-qualified stock options on a non-discretionary basis in accordance with a formula set forth in the Director Plan. Generally, each director of the Company shall receive a yearly grant of a non-qualified stock option to purchase 10,000 shares of Class A Common at an exercise price equal to the fair market value per share of Class A Common on the date of such grant. Each such option shall be exercisable immediately and for ten years from the date of grant unless sooner terminated under the terms of the Director Plan. The exercise price of each such option may be paid in cash or by certified bank check or, if permitted by the Director Plan Administrator (as defined below), with shares of the Company's Class A Common having a fair market value on the exercise date equal to the aggregate exercise price.

                  With respect to Discretionary Grants under the Director Plan, all determinations concerning the selection of persons eligible to receive awards and with respect to the timing, pricing and amount of an award shall be made by an administrator (the "Director Plan Administrator") which shall be either (i) the Board, if each member of the Board is a disinterested person, or
(ii) in the discretion of the Board, by a committee of not less than two members of the Board, each of whom is a disinterested person.

                  Other than Non-Discretionary Grants, the Director Plan Administrator has complete discretion to select the eligible individuals who are to receive grants of either incentive stock options or non-qualified stock options. Only directors who are also employees of the Company or any of its subsidiaries are eligible for grants of incentive stock options under the Director Plan and Federal tax laws. Directors of Company or any of its subsidiaries, whether or not such director is also employee, are eligible for non-qualified stock options under the Director Plan.

                  The exercise price of incentive stock options granted under the Director Plan may not be less than 100% of the fair market value of the Class A Common on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal 110% or more of the fair market value of the Class A Common on the grant date. Under the terms of the Director Plan, the aggregate fair market value (as of the respective date or dates of grant) of the shares of Class A Common for which option grants may for the first time become exercisable as incentive stock options under any and all stock option plans of the Company and under the Federal tax laws in a single calendar year may not exceed $100,000 per optionee. The exercise price of non-qualified stock options granted under the Director Plan, other than Non-Discretionary Grants, is determined by the Director Plan Administrator.

                  The term of any option granted under the Director Plan, other than Non-Discretionary Grants, shall be determined by the Director Plan Administrator in its sole discretion; provided, however, that the maximum term of any incentive stock option granted to a director holding stock possessing 10% or less of the voting rights of the Company's outstanding capital stock or any non-qualified stock option shall be ten years after the date the option is granted, and the maximum term of any incentive stock option granted to a director holding stock possessing more than 10% of the voting rights of the Company's outstanding capital stock shall be five years after the date the option is granted.

                  Options granted under the Director Plan, with the exception of Non-Discretionary Grants of options, may be immediately exercisable for the full number of shares purchasable thereunder or may become exercisable in cumulative increments over a period of months or years as determined by the Director Plan Administrator. The exercise price may be paid in cash or by certified bank check or, if permitted by the Director Plan Administrator, with shares of the Company's Class A Common having a fair market value on the exercise date equal to the aggregate exercise price.

                  Options are evidenced by stock option agreements between the Company and the respective optionees. These agreements must conform to the Director Plan. With respect to Discretionary Grants, the Director Plan Administrator may include such terms, consistent with the Director Plan, as it determines in its discretion.

                  In the event of certain sales, mergers, consolidations, recapitalizations, reclassifications, stock splits, combinations of shares or dividend payments in capital stock, pursuant to which the outstanding shares of Class A Common of the Company is increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, the Director Plan Administrator will make appropriate adjustments to (i) the number and kind of shares of Class A Common for the purchase of which options may be granted under the Director Plan and
(ii) the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable.

                  All rights to exercise options terminate no later than 90 days after the optionee ceases his or her service or employment with the Company for any reason other than cause, death or disability. In the case of termination of such service or employment by reason of cause, all option rights of the optionee, both accrued and future, under any outstanding option shall terminate immediately. In the case of termination of such service or employment by reason of disability, the optionee may exercise his or her options at any time prior to the expiration of such option or within one year following the date the optionee ceases such service or employment, whichever period of time is shorter, but only to the extent such option could have been exercised at the date of such termination. In the case of termination of such service or employment by reason of death, the optionee (or transferee) may exercise his or her option at any time prior to the expiration of such option or within three years following the date of death, whichever period is shorter, but only to the extend such option could have been exercised at the date of death.

                  Unless terminated earlier by the Board, the Director Plan terminates on June 20, 2004, and no options may be granted thereunder after such date. Options outstanding on the date of termination of the Director Plan expire in accordance with their terms.

                  The Board may, from time to time, insofar as is permitted by law, suspend or discontinue the Director Plan with respect to any shares of Class A Common not subject to options at that time, or revise or amend the Director Plan in any respect whatsoever, except that, without the approval of the stockholders of the Company, no such revision or amendment may (i) increase the number of shares of Class A Common subject to the Director Plan, (ii) change the authority of the Director Plan Administrator to administer the Director Plan, (iii) extend the maximum term of the options granted under the Director Plan, (iv) decrease the minimum exercise price of incentive stock options, (v) change the exercise price of outstanding options under the Director Plan, or (vi) modify the class of individuals eligible to participate in the Director Plan.

                  The Director Plan Administrator may, insofar as is permitted by law and subject to the Director Plan, modify an option or, once an option is exercisable, may accelerate the date or dates at which it may be exercised, may extend or renew outstanding options and may accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). However, without the consent of the optionee, the Director Plan Administrator cannot modify an option to alter or impair any rights or obligations under any option theretofore granted.

                  The effect of Federal income taxation upon directors of the Company with respect to the grant and exercise of incentive stock options and non-statutory stock options under the Director Plan is identical to the effect of Federal income taxation on related options granted under the 1994 Plan. For a summary of such income tax effect, see "Approval of Amendment to the Company's 1994 Stock Option and Appreciation Rights Plan." However, such summary does not purport to be complete, and does not discuss the income tax laws of any state, foreign country or municipality in which an optionee may reside. Additionally, Directors of the Company are subject to Section 16(b) of the Exchange Act and, thus, should be aware of significant tax consequences under Section 83 of the Code.


                            APPOINTMENT OF AUDITORS

                                (PROPOSAL NO. 4)

                  The firm of Arthur Andersen LLP, independent auditors, has been the Company's independent auditors since October 9, 1990 and has been selected by the Board to serve as its independent auditors for the fiscal year ending June 30, 1999.

                  The independent auditors meet periodically with the Audit Committee of the Board. The members of the Audit Committee are Richard Josephberg and Roger Lourie.

                  Professional services performed by Arthur Andersen LLP for the fiscal year ended June 30, 1998 consisted of an audit of the financial statements of the Company, consultation on interim financial information, services related to filings with the Securities and Exchange Commission, meetings with the Company's Audit Committee, and consultation on various matters relating to accounting and financial reporting.

                  The Audit Committee approved in advance or ratified each of the major professional services provided by Arthur Andersen LLP and considered the possible effect of each such service on the independence of that firm.

                  Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions during the Meeting.

                  THE BOARD RECOMMENDS A VOTE FOR RATIFICATION.



                                 OTHER MATTERS

                  Management knows of no other business to be presented at the Meeting. If other matters do properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment.



                            STOCKHOLDER INFORMATION

                  ANY PERSON FROM WHOM PROXIES FOR THE MEETING ARE SOLICITED MAY OBTAIN, IF NOT ALREADY RECEIVED, FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS AMENDED, FOR THE 1998 FISCAL YEAR BY WRITTEN REQUEST ADDRESSED TO THE COMPANY, 320 WASHINGTON STREET, MT. VERNON, NEW YORK, 10553, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-KSB, AS AMENDED, IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.



                             STOCKHOLDER PROPOSALS

                  Proposals by stockholders to be presented at the Company's 1999 annual meeting must be received by the Company no later than 120 days prior to December 1, 1999, in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.


                                   By Order of the Board of Directors,



                                   Joan York,
                                   Secretary





Dated: October 28, 1998

                                INTERIORS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 1, 1998

         Max Munn and Joan York, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of Class A Common Stock, $.001 par value, and Class B Common Stock, $.001 par value, of Interiors, Inc. held of record by the undersigned on October 9, 1998, as directed and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on December 1, 1998, and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting.

         Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

         The shares represented by this proxy will be voted as directed by the stockholder. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3 AND FOR PROPOSAL NO. 4.


PROPOSAL NO. 1:
ELECTION OF DIRECTORS:    1) Max Munn,  2) Roger Lourie and  3) Richard Josephberg
                          [ ] For All Nominees    [ ] Withhold All Nominees

         To withhold authority to vote for any individual nominee(s), write the nominee's names on the space(s) provided below:

-------------------------------------------------------------------------------

PROPOSAL NO. 2:
APPROVAL OF AMENDMENT TO                 FOR [ ] AGAINST [ ] ABSTAIN [ ]
1994 STOCK OPTION AND
APPRECIATION RIGHTS PLAN.

PROPOSAL NO. 3:
APPROVAL OF AMENDMENT TO                 FOR [ ] AGAINST [ ] ABSTAIN [ ]
1994 DIRECTOR STOCK OPTION AND
APPRECIATION RIGHTS PLAN.

PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT              FOR [ ] AGAINST [ ] ABSTAIN [ ]
OF ARTHUR ANDERSEN LLP AS
INDEPENDENT AUDITORS.


Dated___________________, 1998           _________________________
                                         Signature

Dated___________________, 1998           _________________________
                                         Signature if held jointly


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS